SECOND AMENDMENT TO
                           PURCHASE AND SALE AGREEMENT

     THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") dated as of the 4th day of June, 2001, is made by and between Hunt / Hill Partnership, a Florida general partnership (the "Seller"), and Homes for America Holdings, Inc., a Nevada corporation, and its successors or assigns (the "Purchaser").

                                    RECITALS:

R.1. Seller and Purchaser have entered into and commenced performance under that certain Agreement of Purchase and Sale dated as of December 15, 2000 (the "Original Agreement"), made effective on December 26, 2000, relating to the purchase and sale of that certain parcel of land located at 2747 First Street, Fort Myers, Florida 33916, and described as part of the "Property" in the Original Agreement.

R.2. The parties have further amended the Original Agreement by that certain Amendment to Purchase and Sale Agreement dated March 26, 2001, and by a Letter Amendment dated May 24, 2001, extending the Feasibility Period to June 4, 2001.

R.3. Purchaser has determined during its due diligence investigation that proceeding with the acquisition of the Property would be feasible provided Purchaser obtains from the City of Fort Meyers, Florida, redevelopment financing in the amount of Three Million Dollars ($3,000,000), but Purchaser will not receive formal approval from the governmental authority for such financing until at least June 21, 2001, at the next meeting of the Downtown Redevelopment Agency which is the advisory group to the City governing body.

R.4. The parties have agreed to extend the Feasibility Period and the date for Closing as described herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the representations and covenants herein exchanged and other good and valuable consideration the receipt and sufficiency of which the parties acknowledge, the Purchaser and Seller agree as follows:

1. Extension of Feasibility Period. Section 2(d)3(c) of the Original Agreement is hereby amended by adding the following:

"The Feasibility Period at any time is hereby extended to the date fifteen (15) days after the approval by resolution or final report of the Downtown Redevelopment Agency of Fort Meyers, Florida, recommending to the City of Fort Meyers, Florida (the "City"), that it provide by agreement with Purchaser the sum of Three Million Dollars ($3,000,000) in redevelopment financing (apart from impact fees, which the City shall waive, and the costs of bringing utilities to the Property) (the "Approval Recommendation")."

2.   Extension  of Closing;  Termination.

     (a) Section 5(a)3(c) of the Original Agreement is hereby amended by striking in its first sentence "the date sixty (60) days after the termination of the Feasibility Period" and replacing it with the following:

"the date thirty (30) days after the City of Fort Meyers, Florida (the "City"), enters into a binding agreement with Purchaser to provide Three Million Dollars ($3,000,000) in redevelopment financing for the Property on the terms and conditions described in the Approval Recommendation (or such other terms as accepted by Purchaser) (the "Financing Agreement")."


                            Exhibit 10.29.1 - Page 1
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     (b)  In the  event  after  diligent  application  by  Purchaser  after  the
          Approval Recommendation the City does not enter into the Financing Agreement, the Purchaser shall have the right to terminate the Agreement in which event the Deposit shall be returned to Purchaser and neither party will have any further liability to the other.

3. Entirety; Effect of Amendment. The recitals are incorporated as if set forth in full herein and capitalized terms used and not otherwise defined have the meanings as provided by the Original Agreement. This Amendment sets forth in entirety the parties' agreement on amending the Original Agreement and except as modified by this Amendment, all of the terms and provisions of the Original Agreement are hereby ratified and confirmed by Seller and Purchaser and shall remain in full force and effect.

4. Effective Date; Counterparts. This Amendment shall become effective immediately upon its execution and delivery by both parties. To facilitate execution, this Amendment may be executed in one or more counterparts and it shall not be necessary that the signature of each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of each party, or that the signatures of the persons required to bind any party, appear on one or more of such counterparts. Each party by executing this Amendment agrees that it may be delivered by facsimile transmission and relied upon by the other party as if original counterparts were exchanged. All counterparts of this Amendment shall be deemed originals and shall collectively constitute but one instrument and agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the dates set forth beneath their respective signatures below:


SELLER:
HUNT / HILL PARTNERSHIP

ATTEST/WITNESS:



        s/s David Hunt
By:  --------------------------------
David W. Hunt
Its: General Partner

Date:    June 4, 2001




PURCHASER:
HOMES FOR AMERICA HOLDINGS, INC.

ATTEST/WITNESS:


        s/s Robert Kohn
By:  --------------------------------
Robert M. Kohn
Its: Vice President and COO

Date:    June 4, 2001


                             Exhibit 10.29.1 - Page 2
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